WARRANT

To acquire Common Shares of

COUNTERPATH CORPORATION

(incorporated pursuant to the laws of the State of Nevada)

Warrant	Certificate for _________________________
Certificate No.	Warrants, each entitling the holder to acquire one (1) Common Share

CUSIP 22228P 112

ISIN CA US22228P1122

THIS IS TO CERTIFY THAT, for value received,

___________________________________________________________________________________________________________

(the “Warrantholder”) is the registered holder of the number of common share purchase warrants (the “Warrants”) of CounterPath Corporation (the “Corporation”) specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture hereinafter referred to, to purchase at any time before 4 p.m. (Vancouver time) (the “Expiry Time”) on June 14, 2013 (the “Expiry Date”) one fully paid and non-assessable common share in the capital of the Corporation as constituted on the date hereof (a “Common Share”) for each Warrant.

The right to purchase Common Shares may only be exercised by the holder within the time set forth above by:

(a)	duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and

(b)

surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form to the Warrant Agent at the principal office of the Warrant Agent, in the city of Vancouver, or such other place as may be designated by the Warrant Agent in accordance with the Warrant Indenture, together with a certified cheque, bank draft or money order in the lawful money of Canada payable to or to the order of the Corporation in an amount equal to the purchase price of the Common Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by the Warrant Agent at its principal office as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Common Share upon the exercise of Warrants shall be $2.25 per Common Share.

Certificates for the Common Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office where this Warrant Certificate is surrendered. If fewer Common Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Common Shares not so purchased. No fractional Common Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of the Corporation issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of June 14, 2011 between the Corporation and Valiant Trust Company as warrant agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, the Corporation and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to the holder, on request and without charge, a copy of the Warrant Indenture.

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates equal to the number of Warrants represented by the Warrant Certificate(s) so exchanged.

Notwithstanding anything herein contained, Common Shares will be issued upon the exercise of a Warrant only in compliance with the securities laws of any applicable jurisdiction, including without limitation the United States, its commonwealths, territories and possessions, the states of the United States and the District of Columbia.

The Warrants represented by this Warrant Certificate and the Common Shares deliverable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or the securities laws of any state of the United States. This Warrant may not be exercised by, or for the account or benefit of, a person in the United States or a U.S. Person unless the Common Shares issuable upon exercise of the Warrants have been registered under the 1933 Act and the applicable securities legislation of any state of the United States or an exemption from such registration requirements is available. “United States” and “U.S. Person” shall have the meaning given to them in Regulation S under the 1933 Act.

The Warrant Indenture contains provisions for the adjustment of the price payable for each Common Share upon the exercise of Warrants and the number of Common Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants holding a specific majority of the then outstanding Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere shall be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Common Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture shall govern.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

The parties hereto have declared that they have required that these presents and all other documents related hereto be in the English language. Les parties aux présentes déclarent qu’elles ont exigé que la présente convention, de même que tous les documents s’y rapportant, soient rédigés en anglais.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be duly executed as of June 14, 2011.

COUNTERPATH CORPORATION

By:
Authorized Signatory

Countersigned and Registered by:	By:

VALIANT TRUST COMPANY		Authorized Signatory

By:
Authorized Signatory

Date: